EXHIBIT 99.1

News Release
TranSwitch Corporation Announces
First Quarter 2011 Financial Results

SHELTON, CT – May 4, 2011 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the first quarter ended March 31, 2011.

Net revenues for the first quarter of 2011 were approximately $8.2 million, as compared to net revenues of $10.1 million for the fourth quarter of 2010 and $12.8 million for the first quarter of 2010.  Net loss for the first quarter of 2011 was ($3.1) million, or ($0.13) per basic and diluted common share as compared to a net loss of ($1.8) million, or ($0.08) per basic and diluted common share for the fourth quarter of 2010, and a net loss of ($1.5) million, or ($0.07) per basic and diluted common share for the first quarter of 2010.

The GAAP gross margin for the first quarter was 64%. This is compared to the Company’s GAAP gross margin of 64% for the fourth quarter of 2010, and 53% for the first quarter of 2010.

Total non-GAAP operating expenses for the first quarter of 2011 were $7.4 million, as compared to $7.3 million in the fourth quarter of 2010 and $6.9 million in the first quarter of 2010. Non-GAAP operating expenses for the first quarter of 2011 exclude $0.4 million in amortization of purchase price intangibles, $0.7 million in stock-based compensation and $0.4 million in restructuring charges along with a benefit of $0.8 million from the reversal of accrued royalties. Total GAAP operating expenses for the first quarter of 2011 were $8.1 million.

Non-GAAP operating loss for the first quarter of 2011 was ($2.1) million, compared to non-GAAP operating loss of ($0.9) million for the fourth quarter of 2010 and a non-GAAP operating loss of ($0.1) million for the first quarter of 2010.  On a GAAP basis, the operating loss for the first quarter of fiscal 2011 was ($2.8) million, compared to an operating loss of ($1.6) million for the fourth quarter of fiscal 2010 and an operating loss of ($1.4) million for the first quarter of 2010.

Non-GAAP net loss for the first quarter of 2011 was ($2.4) million, or ($0.10) per share compared with a non-GAAP net loss of ($1.1) million, or ($0.05) per share, for the fourth quarter of 2010 and a non-GAAP net loss of ($0.2) million, or ($0.01) per share, for the first quarter of 2010.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

“As part of our strategy to create a new growth engine in the consumer video interconnect market, we introduced our first HDplay™ products in March,” stated Dr. Ali Khatibzadeh, President and CEO of TranSwitch Corporation.  “These products, which are based on our patented HDP™ technology, enable reception of high definition video from both HDMI as well as DisplayPort sources, offer the highest 3-D resolution, and incorporate internet connectivity for smart TVs.  We have begun to actively demonstrate and sample these products to potential customers as well as reference design partners.”

Additional details on TranSwitch’s first quarter 2011 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-2235 and reference confirmation code: 2865790. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through May 17, 2011.  To access the replay, dial 719-457-0820 and enter confirmation code: 2865790.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2008 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization;  risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s indebtedness and available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits from the reversal of accrued royalties. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits from the reversal of accrued royalties provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President Business Development
Phone: 203.929.8810 ext. 2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Net revenues:
Product revenues	$5,811	$6,865	$11,940
Service revenues	2,416	3,229	866
Total net revenues	8,227	10,094	12,806

Cost of revenues:
Cost of product revenues	1,780	2,492	5,228
Provision for excess and obsolete inventories	160	116	292
Cost of service revenues	1,004	1,057	528
Total cost of revenues	2,944	3,665	6,048
Gross profit	5,283	6,429	6,758

Operating expenses:
Research and development	4,565	4,572	4,072
Marketing and sales	1,988	2,114	1,818
General and administrative	1,859	1,768	1,817
Restructuring charges, net	467	—	402
Reversal of accrued royalties	(750)	(418)	—
Total operating expenses	8,129	8,036	8,109
Operating loss (Note 1)	(2,846)	(1,607)	(1,351)

Other income (expense):
Other (expense) income	(5)	325	122
Interest income (expense):
Interest income	24	30	11
Interest expense	(125)	(157)	(169)
Interest expense, net	(101)	(127)	(158)
Total other (expense) income, net	(106)	198	(36)

Loss before income taxes	(2,952)	(1,409)	(1,387)
Income tax expense	197	419	66
Net loss	$(3,149)	$(1,828)	$(1,453)

Basic and diluted net loss per common share:	$(0.13)	$(0.08)	$(0.07)
Basic and diluted average common shares outstanding	23,655	23,428	20,336

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$21	$39	$12
Research and development	211	270	191
Marketing and sales	128	147	36
General and administrative	322	308	173
Total	$682	$764	$412

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$4,926	$7,835
Accounts receivable, net	7,164	7,907
Inventories	2,055	2,555
Prepaid expenses and other current assets	2,280	2,089
Total current assets	16,425	20,386

Property and equipment, net	1,442	1,239
Goodwill	14,144	14,144
Other assets	9,699	10,049
Total assets	$41,710	$45,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$13,356	$14,120
Restructuring liabilities, current portion	1,101	891
5.45% Convertible Notes, current portion	2,507	3,758
Total current liabilities	16,964	18,769

Restructuring liabilities	10,346	10,317
Total liabilities	27,310	29,086
Total stockholders’ equity	14,400	16,732
Total liabilities and stockholders’ equity	$41,710	$45,818

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
GAAP gross profit	$5,283	$6,429	$6,758
Add:
Stock-based compensation	21	39	12
Non-GAAP gross profit	$5,304	$6,468	$6,770

GAAP gross margin	64.2%	63.7%	52.8%
Inventory write-up acquired	0.0%	0.0%	0.0%
Stock-based compensation	0.3%	0.4%	0.1%
Non-GAAP gross margin	64.5%	64.1%	52.9%

GAAP research and development expenses	$4,565	$4,572	$4,072
Less:
Amortization of purchase accounting intangibles	113	114	114
Stock-based compensation	211	270	191
Non-GAAP research and development expenses	$4,241	$4,188	$3,767

GAAP selling, general, and administrative expenses	$3,847	$3,882	$3,635
Less:
Amortization of purchase accounting intangibles	283	282	283
Stock-based compensation	450	455	209
Non-GAAP selling, general, and administrative expenses	$3,114	$3,145	$3,143

GAAP operating expenses	$8,129	$8,036	$8,109
Less:
Amortization of purchase accounting intangibles	396	396	397
Stock-based compensation	661	725	400
Reversal of accrued royalties	(750)	(418)	-
Restructuring (benefits) charges	467	-	402
Non-GAAP operating expenses	$7,355	$7,333	$6,910
Non-GAAP operating (loss) income	$(2,051)	$(865)	$(140)

GAAP net loss	$(3,149)	$(1,828)	$(1,453)
Add:
Amortization of purchase accounting intangibles	396	396	397
Stock-based compensation	682	764	412
Reversal of accrued royalties	(750)	(418)	-
Restructuring charges (benefits)	467	-	402
Non-GAAP net loss	$(2,354)	$(1,086)	$(242)

Non-GAAP basic net loss per share	$(0.10)	$(0.05)	$(0.01)
Basic shares used to calculate non-GAAP net loss per share	23,655	23,428	20,336